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                           SCHEDULE 14A
                          (Rule 14a-101)
             INFORMATION REQUIRED IN PROXY STATEMENT
                     SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant  (X)
Filed by a Party other than the Registrant ( )
Check the appropriate box:
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( ) Definitive Proxy Statement        Only (as permitted by Rule 14a-6(e)(2))
(X) Definitive Additional Materials

( ) Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 Independence Community Bank Corp.
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          (Name of Registrant as Specified in Its Charter)


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 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

(X)  No fee required.
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
                                                                         -------
     (2)  Aggregate number of securities to which transaction applies:
                                                                       ---------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                        --------
     (4)  Proposed maximum aggregate value of transaction:
                                                          ------------------

     (5)  Total fee paid:
                          --------------------------------------------------


( )  Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
                                 -------------------------------------------

     (2)  Form, schedule or registration statement no.:
                                                       ---------------------

     (3)  Filing party:
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     (4)  Date filed:
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




                                   September 10th, 1998


                        URGENT NOTICE!!!
                        ----------------

Dear Stockholder:

     The first Annual Meeting of Stockholders of INDEPENDENCE COMMUNITY BANK CORP. is approaching fast and according to our records your vote for this important meeting has not been received. Regardless of the number of shares you own, it is important that you be represented at this meeting. Your vote is very important to us and we need your support.

     In addition to the election of Directors and ratification of our independent auditors, your Board of Directors is presenting for approval two stock incentive proposals at our meeting this year. One plan presented is a stock option plan while the other is a stock grant plan. Stock options and grants of stock are used to reward employees of the Company based upon the Company's performance, as well as their individual performance in making our Company a strong and competitive force in today's market place. Stock options are also a useful tool in attracting highly skilled people to our Company and for motivating employees by tying their compensation directly to the performance of the Company. There are no previous stock incentive plans in place. These two stock plans are very important to the successful operation of your Company and they align closely management focus with stockholder interests. We are laying the groundwork to make Independence Community Bank Corp. one of the best financial services companies in the industry, and we need your support.

      Your Board of Directors recommends a vote in favor of all proposals.
      --------------------------------------------------------------------

     Since the time remaining is short, we urge you to sign, date and return your vote as soon as possible. For your convenience you may also vote by telephone. Located in the upper left-hand corner of the enclosed voting form is a toll free number that you can use to vote your shares. Please save your Company the expense of additional solicitation costs by voting as soon as possible. We appreciate your time and effort. Please vote today.

                              Sincerely,


                              /s/ Charles J. Hamm
                              Charles J. Hamm
                              Chairman, President and Chief Executive Officer


            IF YOU HAVE RECENTLY MAILED YOUR PROXY,
      PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

                              September 10th, 1998


                        URGENT NOTICE!!!
                        ----------------
Dear Stockholder:

     The first Annual Meeting of Stockholders of INDEPENDENCE COMMUNITY BANK CORP. is approaching fast and according to our records your vote for this important meeting has not been received. Regardless of the number of shares you own, it is important that you be represented at this meeting. Your vote is very important to us and we need your support.

     In addition to the election of Directors and ratification of our independent auditors, your Board of Directors is presenting for approval two stock incentive proposals at our meeting this year. One plan presented is a stock option plan while the other is a stock grant plan. Stock options and grants of stock are used to reward employees of the Company based upon the Company's performance, as well as their individual performance in making our Company a strong and competitive force in today's market place. Stock options are also a useful tool in attracting highly skilled people to our Company and for motivating employees by tying their compensation directly to the performance of the Company. There are no previous stock incentive plans in place. These two stock plans are very important to the successful operation of your Company and they align closely management focus with stockholder interests. We are laying the groundwork to make Independence Community Bank Corp. one of the best financial services companies in the industry, and we need your support.

      Your Board of Directors recommends a vote in favor of all proposals.
      --------------------------------------------------------------------

     Since the time remaining is short, we urge you to sign, date and return your vote as soon as possible. For your convenience you may also vote by telephone. Please call our proxy solicitor, Corporate Investor Communications toll free at 1-888-619-7877 and an operator will record your vote. Please save your Company the expense of additional solicitation costs by voting as soon as possible. We appreciate your time and effort. Please vote today.

                              Sincerely,


                              /s/ Charles J. Hamm
                              Charles J. Hamm
                              Chairman, President and Chief Executive Officer


            IF YOU HAVE RECENTLY MAILED YOUR PROXY,
      PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST
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